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                                                                      EXHIBIT 11
                     SPACEHAB, INCORPORATED AND SUBSIDIARY
                    COMPUTATION OF EARNINGS PER COMMON SHARE

                                                               THREE MONTHS                          SIX MONTHS
                                                             ENDED DECEMBER 31,                   ENDED DECEMBER 31,
                                                           1996              1997                 1996                1997
                                                      ---------------   ----------------    ----------------    ----------------
Net Income and Adjusted Earnings:
   Net income applicable to common
      shareholders used for basic computations
                                                       $  11,059,530     $    6,278,693      $    7,259,978      $       72,637
                                                      ---------------   ----------------    ----------------    ----------------
   Dilution adjustments:
   Savings in convertible note payable interest
     expense net of tax                                            -            797,063                   -             797,063
                                                      ---------------   ----------------    ----------------    ----------------
      Adjusted net income applicable to
        common shareholders assuming dilution          $  11,059,530     $    7,075,756      $    7,259,978      $      869,700
                                                      ===============   ================    ================    ================

Average number of shares of common stock
   used for basic computation                             11,111,997         11,149,789          11,091,443          11,148,830
                                                      ---------------   ----------------    ----------------    ----------------
   Diluted adjustments (1):
      Weighted Average Shares and Share
      Equivalents Outstanding:
      Assumed exercise of options and warrants                     -            258,036               1,674             252,596
      Assumed conversion of convertible debt                  34,239          3,626,446              54,620           1,813,223
                                                      ---------------   ----------------    ----------------    ----------------
Total number of shares assumed to be
   Outstanding assuming dilution                          11,146,236         15,034,271          11,147,737          13,215,581
                                                      ---------------   ----------------    ----------------    ----------------
Earnings Common Per Share:
Income per common share:
   Income before extraordinary  item                   $        1.00     $         0.56      $         0.36      $         0.01
   Extraordinary item                                              -                  -                0.30                   -
                                                      ---------------   ----------------    ----------------    ----------------
   Basic                                               $        1.00     $         0.56      $         0.66      $         0.01
                                                      ===============   ================    ================    ================
   Income before extraordinary  item                   $        0.99     $         0.47      $         0.36      $         0.07
   Extraordinary item                                              -                  -                0.29                   -
                                                      ---------------   ----------------    ----------------    ----------------
   Diluted (1):                                        $        0.99     $         0.47      $         0.65      $         0.07
                                                      ===============   ================    ================    ================

(1) The assumed exercise of options and warrants and the conversion of convertible debtis anti-dilutive but are included in the calculation of dilutive earnings per share in accordance with Regulation S-K Item 601(a)(11).





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